                                                                   EXHIBIT 10.47


        Order Confirming Plan of Reorganization dated November 2, 1998.
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                      IN THE UNITED STATES DISTRICT COURT
                              DISTRICT OF DELAWARE




In re                                                       Chapter 11

PHOENIX INFORMATION SYSTEMS CORP.,                  :       Case Nos.
et al.,                                                     97-2498 through
                            Debtors.                :       97-2500 (RRM)
                                                            Jointly Administered


                 FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
                       CONFIRMING PLAN OF REORGANIZATION
                    DATED OCTOBER 30, 1998 UNDER CHAPTER 11
                      OF THE UNITED STATES BANKRUPTCY CODE
                          AND GRANTING RELATED RELIEF


     Phoenix Information Systems Corp. ("Phoenix"), Phoenix Systems Group,

Inc. ("PSG") and Phoenix Systems Ltd. ("PSL"), the above-captioned debtors and debtors in possession (collectively, the "Debtors"), and SC Phoenix Partners

("SC Phoenix") and Xenophi Limited ("Xenophi") (the Debtors, SC Phoenix and

Xenophi collectively are referred to herein as the "Proponents"), having filed the Debtors' Joint Plan of Reorganization Under Chapter 11 of the United States

Bankruptcy Code dated July 1, 1998 as amended on July 31, 1998 (the "First

Amended Plan"), as further modified on October 30, 1998 (the First Amended Plan as amended by the modification on October 30, 1998 is referred to herein as the

"Plan") (terms not defined herein shall have the meanings ascribed to them in the Plan); and the Debtors' Disclosure
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Statement dated July 1, 1998 as amended on July 31, 1998 (the "Disclosure
Statement"), having been approved by the Court pursuant to the Order Approving Disclosure Statement and Fixing Time for Voting and Filing Objections to Confirmation and Setting Confirmation Hearing, dated August 4, 1998 as amended on August 7, 1998 (the "Disclosure Statement Order"); and copies of (a) the notice of hearing on confirmation of the Plan, (b) the First Amended Plan, (c) the Disclosure Statement, (d) the Disclosure Statement Order, and (e) the appropriate Ballot(s) with instructions and a return envelope (collectively the "Solicitation Package"), having been transmitted to all creditors, equity security holders and other parties in interest, all in accordance with the Disclosure Statement Order and as further permitted by the Court as described in paragraph 1 herein of this Court's findings; and the Disclosure Statement Order having fixed (a) September 21, 1998, at 4:00 p.m. as the last day for voting on the Plan (the "Voting Deadline"), (b) September 14, 1998 as the last day for filing and serving written objections to confirmation of the Plan, and (c) September 28, 1998 at 10:00 a.m. as the date and time for the hearing on confirmation of the Plan (the "Confirmation Hearing"); and proper, timely and sufficient notice of the Confirmation Hearing, the Voting Deadline, the date by which objections must be filed and served, having been given and published in accordance with the terms of

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the Disclosure Statement Order and as further permitted by the Court as described in paragraph 1 herein of this Court's findings; and proper and timely filing and service of the forms of the Common Stock Settlement Fund Administration Agreement, the Disbursing Agent Agreement, the Disputed Claims Agent Agreement (collectively, the "Agreements"), the New PSL Charter and the List of New PSL Board members, having been effected on September 18, 1998; and objections to the confirmation of the First Amended Plan having been filed by the Official Committee of Equity Security Holders of Phoenix (the "Equity Committee"), the Securities and Exchange Commission and Gerald P. Lorentz; and the Confirmation Hearing having been held on October 2, 1998 and October 21, 1998; and the court having considered all objections to confirmation of the Plan; and all objections to the confirmation of the Plan having been withdrawn or overruled on October 21, 1998; and upon the entire record and the evidence presented at the Confirmation Hearing, all pleadings of record, and the arguments and representations of counsel, the Court makes the following findings of fact and conclusions of law:

     THE COURT HEREBY FINDS THAT:

     1. On August 4, 1998, the Court approved the Disclosure Statement. Upon the entry of the Disclosure Statement Order, the Debtors or their designees timely and properly gave and published notice of the Confirmation Hearing, the Voting


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Deadline, the date by which objections to Confirmation of the Plan must be filed and served, and other matters to be noticed pursuant to the Disclosure Statement Order. In accordance therewith, the Debtors served copies of the Solicitation Package by mail to all creditors, equity security holders and other parties in interest as provided by Bankruptcy Rule 3017(d) pursuant to Bankruptcy Rule 3017(c). Certain Shareholders did not receive the Solicitation Package in accordance with the Disclosure Statement Order; such Shareholders were mailed the solicitation Package on or about October 5, 1998, with a notice urging them to cast their ballots as soon as possible. The Court finds that mailing of the Solicitation Packages, as evidenced by the affidavits of service filed by Peter Ford as Balloting Agent and his designees and the representations made by Debtors' counsel at the Confirmation Hearing, together with the notice by publication, were proper, timely, and constituted sufficient notice of the Confirmation Hearing, voting on the Plan and all other matters to be noticed pursuant to the Disclosure Statement Order.

     2. The Court finds that in accordance with section 1125(e) of title 11 of the United States Code (the "Bankruptcy Code"), the Proponents and their designees, agents, representatives, attorneys, accountants and advisors acted in good faith in soliciting acceptances or rejections of the Plan and in


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compliance with all applicable provisions of the Bankruptcy Code.

     3. The Court further finds that the solicitation of acceptances or rejections of the Plan by the Proponents was conducted in good faith and in compliance with the Bankruptcy Code, Bankruptcy Rules, the Disclosure Statement Order and any other procedures established by the Court. The process, procedures and mechanisms for creditors and equity security holders to make any permitted elections as provided under the Plan have been conducted in good faith and comply with any applicable provisions of the Bankruptcy Code, Bankruptcy Rules, the Disclosure Statement Order and any other procedures established by the Court.

     4. As set forth in the Certificate of Balloting regarding the results of voting on the Plan, filed on September 28, 1998 and supplemented on October
21, 1998, all Classes entitled to vote on the Plan have accepted the Plan in terms of both number and amount, in accordance with section 1126 of the Bankruptcy Code. Accordingly, the Plan satisfies section 1129(a)(8) of the Bankruptcy Code.

     5. The Plan complies with the applicable provisions of the Bankruptcy Code, as required by Bankruptcy Code section 1129(a)(1).




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     6.   The Proponents have complied with the provisions of the Bankruptcy
Code, as required by section 1129(a)(2) of the Bankruptcy Code.

     7. The Plan has been proposed in good faith and not by any means forbidden by law, as required by section 1129(a)(3) of the Bankruptcy Code.

     8. Any payment made or to be made by the Debtors, by the Proponents, or by a person acquiring property under the Plan, for services, costs or expenses in or in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, has been approved by or is subject to approval of the Court as reasonable, as required by section 1129(a)(4) of the Bankruptcy Code.

     9. The identity and affiliations of the persons proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee, if any, of Reorganized PSL, to the extent known, have been fully disclosed by the Proponents, are consistent with the interests of creditors and equity security holders and are in accord with public policy; the Proponents have also disclosed the identity of any insider that will be employed or retained by Reorganized PSL, and have otherwise complied with all of the requirements of section 1129(a)(5) of the Bankruptcy Code.





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     10.   The Plan does not provide for any rate changes requiring the approval of a governmental regulatory commission, as contemplated by section 1129(a)(6) of the Bankruptcy Code.

     11. Each holder of a claim or equity interest has accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date, as is required by section 1129(a)(7)(A) of the Bankruptcy Code. The Court further finds that, under the Plan, the holders of Claims and Interests will receive more than they would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

     12. No election for application of section 1111(b)(2) of the Bankruptcy Code by any Class of Secured Creditors has been made, and the requirements of Bankruptcy Code section 1129(a)(7)(B) do not apply to the Plan.

     13. Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides, as required by Bankruptcy Code section 1129(a)(9), that:

           (a) with respect to an Allowed Claim of a kind specified in section 507(a)(1) of the Bankruptcy Code, on the Effective Date of the Plan, the holder of such Claim will receive on account of such Claim cash equal to the





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     Allowed amount of such Claim as required by section 1129(a)(9)(A) of the
     Bankruptcy Code;

         (b)   with respect to a Class of Allowed Claims of a kind specified in section 507(a)(3) or 507(a)(4) of the Bankruptcy Code, the holders of such Claims will receive cash on the Effective Date of the Plan equal to the Allowed amount of such Claim as required by section 1129(a)(9)(B) of the Bankruptcy Code; and

         (c) with respect to an Allowed Claim of a kind specified in section 507(a)(8) of the Bankruptcy Code, the holder of such Claim will receive on account of such Claim payment in full, in cash on the Effective Date, or deferred cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the Allowed amount of such Claim as required by section 1129(a)(9)(c) of the Bankruptcy Code.

The Plan provides for the payment of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Claims on or as soon as practicable after the later of (a) the Effective Date, (b) the date that such Claim becomes an Allowed Claim, or (c) on such date as the holder of any such Allowed Claim and the Debtor against which it holds such Claim have agreed or shall agree.

     14. No Claims exist against the Debtors of a kind specified in sections 507(a)(5), 507(a)(6) or 507(a)(7) of the Bankruptcy Code. Section 507(a)(2) of the Bankruptcy Code is not applicable to the Debtors' cases.

     15. The Court finds that the Plan is feasible and that (a) with respect to PSL, confirmation and consummation of the Plan is not likely to be followed by the liquidation, or the need for



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further financial reorganization, of Reorganized PSL, and (b) with respect to
Phoenix and PSG, the Plan provides for their liquidation, all as required by section 1129(a)(11) of the Bankruptcy Code.

     16. All fees payable under 28 U.S.C. section 1930 have been paid, or the Plan provides for the payment of all such fees on the Effective Date of the Plan, as required by section 1129(a)(12) of the Bankruptcy Code.

     17. The Plan provides for the amendment to the Charter of Reorganized PSL and the filing of the By-Laws of Reorganized PSL with the Secretary of State of the State of Delaware, each containing provisions as are necessary to satisfy the terms of the Plan and section 1123(a)(6) of the Bankruptcy Code.

     18. The classification of all Claims and Interests as provided under the Plan is hereby authorized and approved, and is proper, complies with applicable law, and satisfies the requirements of the Bankruptcy Code, including, but not limited to, sections 1122(a) and 1123(a)(1), (2), (3) and (4).

     19. The provisions governing the making of distributions and payments, as provided for in the Plan, are necessary, fair, reasonable and appropriate. The distribution procedures, mechanisms and proposed allocations provided in
Article VI of the Plan are necessary, fair, reasonable and appropriate.



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     20.   The modification of the Plan provisions relating to the Tag-Along
Agreement and such other Plan modifications related thereto or contemplated thereby are necessary, fair, reasonable and appropriate. The Court hereby finds that such modifications satisfy the requirements of Bankruptcy Rule 3019 and do not adversely change the treatment of the Claim of any creditor or the Interest of any security holder who has not accepted the modification in writing.

     21. All aspects of the appeal filed by the Equity Committee to this Court's Memorandum Decision and Order dated February 5, 1998, approving the sale of substantially all of the Debtors' assets to SC Phoenix and its affiliates, shall be withdrawn with prejudice.

     22. The Debtors have either assumed or rejected their executory contracts and unexpired leases as of October 21, 1998. Any remaining executory contract or unexpired lease entered into by the Debtors prior to the Petition Date, that has not previously been assumed or has not previously expired or terminated pursuant to its own terms, is hereby deemed rejected in accordance with the Debtors' business judgment.

     23. Pursuant to section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019(a): the settlements and compromises embodied in the Plan are proper, fair, reasonable and in the best interests of the Debtors, their Estates, and any



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holders of Claims or Interests against the Debtors, including, without limitation, the Common Stock Settlement as set forth in the Plan which provides, among other things, that (a) the Common Stock Settlement Fund Administrator and Xenophi shall become parties to the Tag-Along Agreement, (b) the Non-participating Shareholders and any other Released Parties holding Indemnification Claims shall waive their right to participate in the Common Stock Settlement and shall waive any Indemnification Claims against the Debtors' Estates with the exception of Indemnification Claims arising from the breach of the releases and injunction set forth in Section 9.3 of the Plan or that are not released pursuant to Section 9.3 of the Plan, (c) SC Phoenix shall waive its right to any claims under section 503(b)(3) of the Bankruptcy Code, and (d) the Releases and Injunction set forth in Section 9.3 of the Plan shall become fully effective.

     24. All settlements and compromises of claims and causes of action against non-Debtor entities that are embodied in the Plan, including, without limitation, the releases and injunctions provided in Section 9.3 of the Plan, which are approved herein as proper, fair, reasonable and in the best interests of the Debtors, their Estates and any holders of Claims or Interests against the Debtors, are effective and binding on all persons and entities who, prior or pursuant to the filing of these Chapter 11 Cases, may have had standing to assert such claims or causes of


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action, and no person or entity shall possess such standing to assert such claims or causes of action after the Effective Date.
     25. Because Xenophi is a Proponent of the Plan and one of the Debtors, PSL, is an affiliate of Xenophi, the Common Stock Settlement Certificates (the "Certificates") to be issued to existing equity security holders pursuant to the Common Stock Settlement will be issued pursuant to the exemption from registration under the Securities Act of 1933 (the "Securities Act") offered by section 1145(a) of the Bankruptcy Code.
     26. Neither Xenophi nor the Certificates are subject to registration under the Securities Exchange Act of 1934 (the "Exchange Act") because (a)
Section 12(b) and Section 15(d) are inapplicable and (b) Section 12(g) is inapplicable because the Certificates do not constitute an "equity security" as defined under Section 3(a)(11) of the Exchange Act.
     27. The Certificates are not now traded or registered for trading on any securities exchange and are not proposed to be traded or registered for trading on any such exchange in the future. The Certificates are not transferable at all other than under the very limited circumstances of transfer by operation of law. Thus, neither Xenophi nor the Certificates are subject to registration under
Section 12(b) of the Exchange Act.
     28. Neither Xenophi nor the Certificates are subject to registration under Section 15(d) of the Exchange Act.

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Registration under such section of the Exchange Act applies only to an issuer which files a registration statement which has become effective pursuant to the Securities Act. Xenophi has not and does not propose to file any registration statement under the Securities Act in connection with the above captioned bankruptcy cases.
     29. Neither Xenophi nor the Certificates are subject to registration under Section 12(g) of the Exchange Act. Registration under such section of the Exchange Act applies only to an issuer with "a class of equity security" held of record by five hundred or more persons. The Certificates do not constitute an "equity security" as such term is defined under Section 3(a)(11) of the Exchange Act.

          NOW, AFTER DUE DELIBERATION, THE COURT HEREBY ORDERS, ADJUDGES AND DECREES THAT:

     1.   The Plan be, and it hereby is, confirmed.
     2. The Common Stock Settlement and the Tag-Along Agreement (as amended and submitted to the Court together with the Plan) are hereby approved pursuant to Bankruptcy Rule 9019 as effecting a fair, equitable, reasonable and non-discriminatory compromise of the controversies and claims resolved by the Common Stock Settlement and the Plan and is of substantial benefit to creditors and equity security holders of the Debtors, and other parties in interest. The Common Stock Settlement and the Tag-


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Along Agreement are hereby deemed binding on all persons affected thereby and deemed effective as of the Effective Date of the Plan.
     3. The Certificates are not securities giving rise to any reporting or disclosure obligations on the part of Xenophi or any of its Affiliates.
     4. The releases and injunctions set forth in Section 9.3 of the Plan are hereby approved as proper and valid and as effecting a fair, equitable, reasonable and non-discriminatory compromise of the controversies and claims released and enjoined thereby and under the Common Stock Settlement, in the best interests of the Debtors' Estates. The consideration given under the Plan in exchange for the releases and injunctions is hereby deemed adequate and fair. Pursuant to the releases and injunctions set forth in Section 9.3 of the Plan, and pursuant to this Order, such releases and injunctions are hereby deemed effective as of the Effective Date of the Plan, at which time the Debtors, their Estates, each holder of a Claim or Interest, including all holders of Administrative Expense Claims, each holder of a right to set off, and each party to any pending action or proceeding, against the Debtors, regardless of their acceptance of or objection to the Plan, shall be deemed to have released unconditionally, and are hereby deemed to have released unconditionally, (a) the Debtors and their respective officers,


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directors, Shareholders, partners, Affiliates, employees, consultants, financial advisors, attorneys, accountants, other agents, representatives and each of their respective successors, executors, administrators, heirs and assigns, (b)
SC Phoenix and its officers, directors, Shareholders, partners, Affiliates, employees, consultants, financial advisors, attorneys, accountants, other agents, representatives and each of their respective successors, executors, administrators, heirs and assigns, and (c) any Person covered by a valid indemnity of the Debtors and such Person's officers, directors, Shareholders, partners, Affiliates, employees, consultants, financial advisors, attorneys, accountants, other agents, representatives and each of their respective successors, executors, administrators, heirs and assigns (the entities referred to in clauses (a), (b) and (c), collectively, the "Released Parties"), from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action or Liabilities whatsoever (other than the right to enforce the Debtors' obligations under the Plan or as otherwise provided in the Plan), whether known or unknown, foreseen or unforeseen, in each case whether existing or hereafter arising, in law, equity or otherwise, bases in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Released Parties, the Debtors and/or their Affiliates, the Chapter 11


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Cases, the Plan, or any act of compliance with the Plan (including, without limitation, the transfer of any assets), and in each case regardless of whether a proof of Claim or Interest has been filed or deemed filed, or whether or not Allowed, and this Order hereby enjoins the prosecution by any Person, whether directly, derivatively or otherwise, of any claim, debt, right, Cause of Action or Liability which was or could have been asserted against the Released Parties, except as otherwise provided in the Plan, provided, however, that such release and injunction shall not be effective as to (a) any Claim arising in the normal course of business after the Petition Date until such claim has been paid, satisfied or otherwise disposed of, and (b) any Excluded Claims. Nothing in the Plan, the Common Stock Settlement Agreement, the Tag-Along Agreement or this Confirmation Order will restrict any federal government regulatory agency from pursuing any regulatory or police enforcement action against any party released herein.
     5. To the extent any objections to confirmation of the Plan have not been withdrawn prior to entry of this Order or are not cured by the relief granted herein, all remaining objections to confirmation of the Plan be, and they hereby are, overruled, and all withdrawn objections be, and they hereby are, deemed withdrawn with prejudice.


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     6.   The Record Date for distribution to creditors and equity security holders shall be October 21, 1998, pursuant to Bankruptcy Rule 3021, and
Section 6.4 of the Plan. Phoenix is hereby authorized to give notice to all banks, brokers, depositories and other similar financial intermediaries and "street name" holders of said Record Date. Phoenix is hereby authorized to take such steps as may be necessary and appropriate, in its reasonable judgment, to halt trading in Phoenix equity interests and to close the books of the transfer agent(s) for such securities.
     7.   The record of the Confirmation Hearing be, and it hereby is, closed.
     8. the Tag-Along Agreement, as amended, is hereby approved and the Debtors are authorized and directed to take all necessary and appropriate steps and perform all necessary and appropriate acts, to consummate the terms and conditions of the Tag-Along Agreement and all transactions contemplated therein. Without limiting the foregoing, the Debtors are directed to prepare a list of all Participating and Non-Participating Shareholders (the "Shareholder List") as of the Record Date. The Debtors are further directed to serve a copy of the Shareholder List on all Non-Participating Shareholders and the Equity Committee, within thirty (30) days from the date of this Order. Any shareholder or party in interest shall have ten (10) business days after receipt


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

of the Shareholder List to object to the designation of Shareholders on the Shareholder List by filing the objection with the Bankruptcy Court and serving a copy on the Debtors, the Shareholders who are the subject matter of the objection, and counsel for the Equity Committee. In the event any filed objection is not resolved, this Court shall have jurisdiction to hear and resolve any such objection. In the event no objection is filed, the Debtors are hereby authorized to direct the Common Stock Settlement Fund Administrator as to which holders of the Debtors' Common Stock Interests are Participating Shareholders prior to, and for purposes of, distribution of the Common Stock Settlement Certificates. Simultaneously therewith, the Debtors shall send a copy of such direction to counsel to the Official Committee of Equity Security Holders of Phoenix who is further authorized to send a copy of the Shareholder List to the Equity Committee. The Equity Committee shall have three (3) business days to object to the Shareholder List prior to such list becoming final and effective. In accordance with the Plan and the Common Stock Settlement Fund Administration Agreement, either the Debtors or the Common Stock Settlement Fund Administrator shall send notice to all holders on the Shareholder List of the requirement under the Plan that they surrender to the Common Stock Settlement Fund Administrator any instrument or other document underlying or evidencing such Common Stock Interest or



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
Subordinated Claim in order to receive a Common Stock Settlement Certificate.

     9. In accordance with section 1141 of the Bankruptcy Code, the Plan and its provisions hereby are binding upon the Debtors and their successors, including Reorganized PSL, any Person or entity acquiring or receiving property under the Plan, and any holder of a Claim against or Interest in the Debtors, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder has filed, or is deemed to have filed, a proof of Claim or Interest, or has accepted or rejected the Plan.

     10. In accordance with section 1141 of the Bankruptcy Code, any property transferred or otherwise dealt with by the Plan hereby is free and clear of all Claims against and Interests in the Debtors.

     11. Pursuant to this Order, on the Effective Date, the transfers of assets by the Debtors contemplated under the Plan will be deemed legal, valid, binding and effective transfers of property and will, to the fullest extent permitted by the Bankruptcy Code, vest in the respective transferee good title to such property, free and clear of all liens, claims and encumbrances, except as otherwise provided for by the Plan or as required in order to implement the Plan and/or the Agreements provided thereunder.


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
     12. In accordance with section 1141 of the Bankruptcy Code, except as otherwise specifically provided in the Plan, upon the occurrence of the Effective Date, the consideration distributed under the Plan shall be in exchange for and in complete satisfaction, release, and termination of, all Claims or Interests of any nature whatsoever against the Debtors or any of their assets or properties, and except as otherwise provided herein or in the Plan, upon the Effective Date PSL shall be discharged and released pursuant to section 1141(d)(1)(A) of the Bankruptcy Code, from any and all debts and Claims, including, but not limited to demands and liabilities that arose before the Effective Date, all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt has been filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based upon such debt has been allowed under section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan. This Order is a judicial determination, effective on the occurrence of the Effective Date, of termination of all liabilities of and all Claims against, and all Interests in, the Debtors, including a discharge of all debts and Claims against and all Interests in PSL, except as otherwise specifically provided in the Plan. On the Effective Date, as to every discharged or released debt, Claim or Interest, the holder


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
of such debt, or Interest is permanently enjoined and precluded from asserting against the Debtors, Reorganized PSL or against their assets or properties or any transferee thereof, any other or further Claim or Interest based upon any document, instrument or act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, except as expressly set forth in the Plan or this Order.

     13. In accordance with section 524 of the Bankruptcy Code, effective on the occurrence of the Effective Date, this Order:

               (i) voids any judgment at any time obtained, to the extent that such judgment is a determination of the liability of PSL with respect to any debt or Claim discharged hereby; and

               (ii) operates as an injunction against the commencement or continuation of an action, the employment process, or an act, to collect, recover or offset any such debt or Claim as a liability of PSL.

     14. In accordance with section 1142 of the Bankruptcy Code, the Debtors, Reorganized PSL and any other entity or person designated pursuant to the Plan be, and they hereby are, authorized, empowered and directed to issue, execute, deliver, file and record any document, and to take any action necessary or appropriate to implement, effectuate and consummate the Plan and the Agreements contemplated thereunder, and any transactions contemplated thereby in accordance with their respective terms, whether or not any such document is specifically referred to in the Plan or exhibits thereto, and without further application to or order of this Court.

     15. Pursuant to section 1142(b) of the Bankruptcy Code, but subject to the retained jurisdiction of the Court to resolve disputes as provided in the next sentence, all Persons holding Claims or Interests which are dealt with under the Plan be, and they hereby are, directed to execute, deliver, file or record any document, and to take any action necessary to implement, effectuate and consummate the Plan in accordance with its terms and all such persons shall be bound by the terms and provisions of all documents to be executed by them in connection with the Plan, whether or not such documents actually have been executed by such Persons. The Court retains jurisdiction to hear and determine any dispute concerning the proposed application of section 1142 of the Bankruptcy Code and of the preceding sentence. The foregoing shall not, however, in any manner adversely affect or impair any of the rights of the parties to the agreements under the Plan or release any such party from any condition under the agreements and instruments relating thereto.

     16. After the Effective Date, objections to Claims shall be made, and objections to Claims or Interests made previous thereto shall be pursued, only by the Disputed Claims Agent and its counsel, LeBoeuf, Lamb, Green & MacRae, L.L.P., or the non-Debtor Proponents. Any objections made by the Disputed Claims


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
Agent after the Effective Date shall be served and filed not later than 180 days after the Effective Date; provided, however, that such period may be extended by Order of this Court for good cause shown.

     17. From and after the Effective Date, the Disputed Claims Agent may litigate to judgment, propose settlements of, or withdraw objections to, all pending or filed Disputed Claims and Interests and may settle or compromise any Disputed Claim or Interest.

     18. From and after the Effective Date, any notice to be provided shall be sufficient if provided to (i) the list of creditors as required under Bankruptcy Rule 2002; or (ii) all parties whose rights may be affected by the action which is the subject of the notice; and such notice as is approved as sufficient by Order of this Court.

     19. In accordance with Section 12.2 of the Plan, the Equity Committee shall terminate on the Effective Date and shall thereafter have no further responsibilities in respect of these Chapter 11 Cases except as expressly set forth in Section 12.2 of the Plan.

     20. Pursuant to the Plan, and in accordance with section 1142 of the Bankruptcy Code, the Debtors are hereby authorized to take such corporate action as may be necessary and appropriate to implement and effectuate consummation of the Plan and each of the agreements and instruments referred to therein or contemplated thereby, in this Order, or under the Plan.

     21. The Debtors are authorized and directed to do and perform all acts and to make, execute and deliver all instruments, agreements and documents, in each case, necessary or appropriate to consummate the transactions, including, without limitation, the execution, delivery, performance and administration of the (a) Common Stock Settlement Fund Administration Agreement, (b) Disbursing Agent Agreement, (c) Disputed Claims Agent Agreement, (d) New PSL Charter, and
(e) Tag-Along Agreement, in substantially the form filed with the Court, and identified and made a part of the evidence presented at the Confirmation Hearing, the form of each of which is hereby approved by the Court.

     22. From and after the Effective Date, Reorganized PSL may use, operate and deal with its respective assets, and may conduct and change its business, without any supervision by the Bankruptcy Court or the Office of the United States Trustee, and free from any restrictions imposed on the Debtors by the Bankruptcy Code or by the Court during these Chapter 11 Cases.

     23. All Interests in Phoenix and PSG be, and they hereby are, cancelled, annulled and extinguished effective as of the Effective Date.

     24. Applications for allowance of Administrative Expense Claims (with the exception of Claims for Administrative Taxes and Administrative Expense Claims incurred in the ordinary course or previously Allowed by a Final Order of the Bankruptcy Court), including all applications of Professionals under sections 330 or 503(b) of the Bankruptcy Code for allowance of compensation and reimbursement of expenses accrued through the Effective Date, must be filed not later than sixty (60) days after the Confirmation Date, and shall only be paid pursuant to applicable orders of this Court governing payment of professional fees and the applicable provisions of the Plan. Claims for Professional Fees filed after such date shall automatically be deemed disallowed for all purposes under the Plan unless and until the Claimant obtains an order of the Court allowing such Claims. Payment of any Administrative Expense Claim, with the exception of those Claims not subject to an Administrative Expense Claim Bar Date, shall be subject to approval by the Bankruptcy Court following a hearing. Objections to requests for payment of Administrative Expense Claims must be filed with the Court, and served on counsel for the Debtors, the U.S. Trustee, counsel for the Equity Committee and counsel for SC Phoenix, within thirty (30) days of the service of an application requesting such payment.

     25. Claims for Administrative Taxes for the period beginning on the Petition Date and ending on the Effective Date, shall be filed within ninety
(90) days after the Effective Date, provided that such ninety day period shall not begin to run until the appropriate Tax return is filed by the applicable Debtor or Debtors.

     26. Notwithstanding confirmation of the Plan and in addition to the provisions in Article XI of the Plan for retention of jurisdiction thereunder, this Court hereby retains exclusive jurisdiction over the Debtors' Chapter 11 Cases pursuant to and for the purposes of (a) sections 105(a) and 1127 of the Bankruptcy Code; (b) Article VII of the Plan; and (c) for such other purposes as may be necessary or useful to aid in the confirmation and consummation of the Plan and its implementation.

     27. Pursuant to Bankruptcy Rule 3020(c), the Debtors shall promptly serve notice of entry of this order, as well as a notice to equity holders of the name and address of the Common Stock Settlement Fund Administrator and purpose of the Common Stock Settlement Fund, including a statement of how Participating Shareholders may receive Common Stock Settlement Certificates upon turning over their shares of stock, and how Common Stock Settlement Certificate holders can obtain information from the Common Stock Settlement Fund Administrator, as provided in Bankruptcy Rule 2002(f) to all creditors, equity security holders and other parties in interest, to be sent by first class mail, postage pre-paid, except to such parties who may be served by hand or facsimile or overnight courier, which service is hereby authorized.
     28. To the extent that any provision designated herein as a findings of fact is more properly characterized as a conclusion of law, it is adopted as such. To the extent that any provision designated herein as a conclusion of law is more properly characterized as a findings of fact, it is adopted as such. The provisions of this Order are integrated with each other and are non-severable and mutually dependent.

Dated:     November 2, 1998
           Wilmington, Delaware



                                          /s/  Roderick R. McKelvie
                                          --------------------------------------
                                                U.S. District Court Judge


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